Exhibit 99.1
ADVENTRX TO FILE AMENDED 2005 THIRD QUARTER TO REFLECT ACCOUNTING
FOR JULY 2005 FINANCING UNDER EITF 00-19
SAN DIEGO — March 20, 2006 — ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) today announced that an interpretation of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), would affect the accounting treatment of an equity financing that the Company consummated in July 2005. The Company’s management determined, after consultation with J.H. Cohn LLP, the Company’s independent registered public accounting firm, that the Company would be required to amend its financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Q3 Report”). As a result, the Company’s Audit Committee, Board of Directors and management concluded that the financial statements in its originally-filed Q3 Report should no longer be relied upon with respect to the accounting treatment of the July 2005 financing and that the Company should amend certain portions of the Q3 Report that do not adequately disclose the effect of the July 2005 Financing in light of EITF 00-19. The Company is promptly filing a Current Report on Form 8-K and an amendment to its Q3 Report.
Although this issue arose shortly before the Company filed its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006, the audited financial statements included in that report reflect the correct accounting treatment of the July 2005 financing under EITF 00-19.
As the Company previously reported in a Current Report on Form 8-K, filed with the SEC on July 27, 2005, in July 2005, the Company entered into a Securities Purchase Agreement with a number of investors for the sale of 10,810,809 shares of Common Stock and the issuance of warrants to purchase 10,810,809 shares of Common Stock. Pursuant to the terms of the Securities Purchase Agreement the Company filed and obtained the effectiveness in a timely manner of a re-sale registration statement on Form S-3 covering the resale of the shares and the warrant shares issued in the financing. The Company is also obligated pursuant to the Securities Purchase Agreement to maintain the effectiveness of the registration statement. If the Company fails to maintain the effectiveness of the registration statement, the Company would be obligated to pay to each investor in the financing a liquidated damages amount under the Securities Purchase Agreement. The Company filed a copy of the Securities Purchase Agreement describing these obligations as exhibit 4.23 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 12, 2005.
In accordance with EITF 00-19, due to the potential payment of these liquidated damages, the fair value of the warrants issued in the financing should have been accounted for as a liability, with an offsetting reduction to the additional paid-in capital account at the closing date. The value of the warrants should have been remeasured based on their fair market value at the end of the quarterly period ended September 30, 2005, and changes to the warrant liability and related gain or loss should have been reflected in the financial statements in the Company’s Q3 Report.

About ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing new technologies for anticancer and antiviral treatments that surpass the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability and resistance. More information can be found on the Company’s Web site at www.adventrx.com.
Forward Looking Statement
This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding ADVENTRX. Such statements are made based on management’s current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the FDA and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements regarding ADVENTRX, see the section titled “Risk Factors” in ADVENTRX’s last annual report on Form 10-K, as well as other reports that ADVENTRX files from time to time with the Securities and Exchange Commission. All forward-looking statements regarding ADVENTRX are qualified in their entirety by this cautionary statement. ADVENTRX undertakes no obligation to release publicly any revisions, which may be made to reflect events or circumstances after the date hereof.
Contact:
ADVENTRX Pharmaceuticals
Andrea Lynn
858-552-0866
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